Exhibit 99.2

Aditxt Announces Closing of $4.25 Million Public Offering

Richmond, VA -Aditxt, Inc. (“Aditxt”) (Nasdaq: ADTX), a biotech innovation company with a mission to improve the health of the immune system, announced today the closing of its previously announced underwritten public offering of 2,833,333 shares of its common stock at a public offering price of $1.50 per share, for gross proceeds of $4.25 million, before deducting underwriting discounts and offering expenses.

Aditxt plans to use a portion of the net proceeds of approximately $3.91 million from this offering to fund certain obligations under its previously announced Transaction Agreement with AiPharma Global Holdings entered into on October 4, 2021.

Revere Securities, LLC is acted as sole book-running manager for the offering. Sheppard, Mullin, Richter & Hampton LLP acted as counsel to Aditxt and Lucosky Brookman LLP acted as counsel to the underwriter.

The offering of the common stock described above was being made pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-257645), that was previously filed with the Securities and Exchange Commission ("SEC") and declared effective by the SEC on July 13, 2021, and the base prospectus contained therein. The final prospectus supplement and accompanying prospectus have been filed with the SEC and are available on the SEC's website located at http://www.sec.gov. Copies of the prospectus supplement and the accompanying base prospectus relating to the offering of common stock may be obtained, when available, by contacting Revere Securities, LLC, 650 Fifth Avenue, 35th Floor, NY, NY 10019, jgiamichael@reveresecurities.com or (917) 710-5515.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Aditxt

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune monitoring and reprogramming. Aditxt's immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. Aditxt's immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. For more information, please visit: www.aditxt.com .

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements in this press release include, without limitation, the ability of the Company to close the offering. Forward-looking statements include statements regarding the Company's intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company's ongoing and planned product and business development; the Company's intellectual property position; the Company's ability to develop commercial functions; expectations regarding product launch and revenue; the Company's results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:

Aditxt, Inc.

ir@aditxt.com